Exhibit 99.1


 Company: Jack Henry & Associates, Inc.   Analyst Contact:  Kevin D. Williams
          663 Highway 60, P.O. Box 807            Chief Financial Officer
          Monett, MO 65708                        (417) 235-6652

                                          IR Contact: Jon Seegert
                                                  Director Investor Relations
                                                  (417) 235-6652

    FOR IMMEDIATE RELEASE
    ---------------------


    JACK HENRY & ASSOCIATES INCREASES COMMON DIVIDEND 14% to $.04 PER SHARE


 MONETT, MO, January 26, 2004 -- Jack Henry & Associates, Inc. (NASDAQ:JKHY) today announced its Board of Directors has increased the quarterly cash dividend 14% to $.04 per share. The cash dividend on its common stock, par value $.01 per share, is payable on February 26, 2004, to stockholders of record as of February 11, 2004. At January 22, 2004, there were 89,605,493 shares of the common stock outstanding. The most recent regular quarterly cash dividend of $.035 per share was paid in December 2003.

      Jack Henry & Associates, Inc. provides integrated computer systems and processes ATM and debit card transactions for banks and credit unions. Jack Henry markets and supports its systems throughout the United States and has over 3,000 customers nationwide. For additional information on Jack Henry, visit the company's web site at www.jackhenry.com.



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